UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 5, 2007, Cardinal Health, Inc. (the “Company”) issued a news release announcing its results for the quarter ended September 30, 2007. A copy of the news release is included as Exhibit 99.1 to this report.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On November 5, 2007, the Company announced that Mark W. Parrish will cease to be Chief Executive Officer – Healthcare Supply Chain Services effective immediately and Jeffrey W. Henderson, the Company’s Chief Financial Officer, will assume the additional role of Interim Chief Executive Officer – Healthcare Supply Chain Services until a permanent successor is named. Mr. Parrish will remain an employee of the Company through November 30, 2007.

(e)

On November 2, 2007, the Company entered into a letter agreement (the “Separation Letter”) with Mr. Parrish specifying the terms of his separation from the Company under his previously-described offer letter dated November 8, 2006 (the “Offer Letter”). The Separation Letter provides that the termination of Mr. Parrish’s employment is without cause. As a result, under the terms of the Offer Letter, the Company will be required to pay severance equal to the sum of 12 months of base salary plus Mr. Parrish’s target annual bonus for the fiscal year 2008. Also under the terms of the Offer Letter, Mr. Parrish will be entitled to immediate vesting of a 35,000 restricted share unit grant on November 15, 2006, ratable vesting of other unvested stock options and restricted shares and share units and all of his stock options will remain outstanding to term. The Separation Letter also provides for an additional one year of continued coverage under the Company health and medical benefit plan and outplacement services for one year. Mr. Parrish will execute a standard form of release of claims against the Company, and will remain subject to the terms of a Confidentiality and Business Protection Agreement that he previously entered into with the Company.

Item 7.01	Regulation FD Disclosure

During a conference call scheduled to be held at 8:30 a.m. EST on November 5, 2007, the Company’s President and Chief Executive Officer and Chief Financial Officer will discuss the Company’s results for the quarter ended September 30, 2007. The slide presentation for the conference call is included as Exhibit 99.3 to this report.

On November 5, 2007, the Company issued a news release announcing the management change discussed above, which is attached hereto as Exhibit 99.4.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Letter, dated as of November 2, 2007, between Cardinal Health, Inc. and Mark W. Parrish.

99.1	News release issued by Cardinal Health, Inc. on November 5, 2007 announcing first quarter results.

99.2	Information disclosed by Cardinal Health, Inc. on November 5, 2007.

99.3	Slide presentation.

99.4	News release issued by Cardinal Health, Inc. on November 5, 2007 announcing sector management change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: November 5, 2007	By:	/s/ Ivan K. Fong
		Name:	Ivan K. Fong
		Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

10.1	Separation Letter, dated as of November 2, 2007, between Cardinal Health, Inc. and Mark W. Parrish.

99.1	News release issued by Cardinal Health, Inc. on November 5, 2007 announcing first quarter results.

99.2	Information disclosed by Cardinal Health, Inc. on November 5, 2007.

99.3	Slide presentation.

99.4	News release issued by Cardinal Health, Inc. on November 5, 2007 announcing sector management change.